EXHIBIT 23.4























                    Consent of Independent Auditors with respect to Form 10-K/A for the 401(k) Stock Purchase Plan.

                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-30776) pertaining to the Cullen/Frost Bankers, Inc. 1983 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-30777) pertaining to the Cullen/Frost Bankers, Inc. 1988 Nonqualified Stock Option Plan, the Registration Statement (Form S-8 No. 33-37500) pertaining to the 401(k) Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-39478) pertaining to the 1991 Thrift Incentive Stock Purchase Plan for Employees of Cullen/Frost Bankers, Inc. and its Affiliates, the Registration Statement (Form S-8 No. 33-53492) pertaining to the Cullen/Frost Bankers, Inc. Restricted Stock Plan, the Registration Statement (Form S-8 No. 33-53622) pertaining to the Cullen/Frost Bankers, Inc. 1992 Stock Plan, the Registration Statement (Form
S-4 No. 333-23225 and Form S-4 No. 333-23225-01) pertaining to the registration and exchange of $100,000,000 in capital securities, Series A, and the Registration Statement (Form S-4 No. 333-49317) pertaining to the registration of up to 4,400,000 shares of its common stock, of our report dated May 28, 1999, with respect to the financial statements of the 401(k) Stock Purchase Plan for the Employees of Cullen/Frost Bankers, Inc. and Its Affiliates included in this Annual Report (Form 10-K as amended by this Form 10-K/A) for the year ended December 31, 1998.




                                        /s/ERNST & YOUNG LLP

San Antonio, Texas
June 18, 1999